UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 6, 2020

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cushman & Wakefield plc (the “Company”), the Board appointed Angelique Brunner to the Board, effective on the same date. Ms. Brunner will serve as a Class I director until the expiration of her term on the date of the Company’s annual general meeting of shareholders in 2022 and until her successor is elected and qualified.

Ms. Brunner is the CEO and Founder of EB5 Capital, where she is engaged in all aspects of the firm’s commercial real estate investments, including deal-making, investor procurement and business management. Prior to founding EB5 Capital, Ms. Brunner worked in various aspects of finance real estate development and venture capital at Fannie Mae, Neighborhood Development Company, National Capital Revitalization Corporation and Core Capital Partners. She holds a B.A. from Brown University and a Master of Public Affairs from Princeton University. Ms. Brunner is currently the Industry Membership Chair & Spokesperson for EB-5 Investment Coalition, and is a member of Urban Land Institute, the U.S. Chamber of Commerce and Real Estate Executive Council (REEC).

There are no arrangements or understandings between Ms. Brunner and any other person pursuant to which Ms. Brunner was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Brunner and the Company. In connection with Ms. Brunner’s service as a member of the Board, she will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s 2020 Annual Meeting Proxy Statement, filed on April 29, 2020. In addition to this compensation, Ms. Brunner will enter into the Company’s standard form of deed of indemnity for directors, a copy of which is filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on February 28, 2020. The compensation of the Company’s directors may be adjusted by the Board from time to time, subject to the terms of any letter agreements entered into with such directors.

A copy of a press release announcing Ms. Brunner’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

99.1	Press Release dated August 7, 2020

104	Cover Page Interactive Data file (formatted as Inline XBRL).

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission.

The forward-looking statements included in this report are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary